                                                Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER FISCAL 2022

Fourth Quarter Revenue was $929.9 Million; Operating Loss was $50.4 Million; Net Loss Attributable to Lionsgate Shareholders was $104.6 Million or $0.46 Diluted Net Loss per Share; Cash Flows Used in Operating Activities was $171.1 Million

Adjusted OIBDA was $82.6 Million, Adjusted Free Cash Flow was $87.7 Million and Adjusted Net Income Attributable to Lionsgate Shareholders was $13.0 Million or Adjusted Diluted EPS of $0.06

Global Subscribers Grew to 35.8 Million, including StarzPlay Arabia; Global Streaming Subscribers Grew 47% Year over Year to 24.5 Million

Film & Television Library Revenue was $766 Million for Trailing 12 Months

SANTA MONICA, CA, and VANCOUVER, BC, May 26, 2022 – Lionsgate (NYSE: LGF.A, LGF.B) today reported fourth quarter (quarter ended March 31, 2022) revenue of $929.9 million, operating loss of $50.4 million and net loss attributable to Lionsgate shareholders of $104.6 million or $0.46 diluted net loss per share on 225.2 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $13.0 million or adjusted diluted EPS of $0.06 on 230.6 million diluted weighted average common shares outstanding, with adjusted OIBDA of $82.6 million. Cash flow used in operating activities was $171.1 million and adjusted free cash flow was $87.7 million.

Full year fiscal 2022 (fiscal year ended March 31, 2022) revenue was $3.60 billion, operating income was $9.0 million, and net loss attributable to Lionsgate shareholders was $188.2 million, or $0.84 diluted net loss per share on 224.1 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders was $95.4 million or adjusted diluted EPS of $0.42 and adjusted OIBDA was $402.2 million for fiscal 2022. Full year cash flow used in operating activities was $660.9 million and adjusted free cash flow was $70.4 million.

“Despite a very competitive and disruptive environment, I’m pleased to report a strong fourth quarter to close one of our best content building years as we continue to create significant long term value,” said Lionsgate CEO Jon Feltheimer. “Our content creation strengths were evident across our businesses as our Television Group achieved record new series launches and current series renewals, our Motion Picture Group continued to add to a strong pipeline of branded properties and our library turned in another standout performance. At Starz, our increased investment in content generated a robust slate that drove strong subscriber growth and a notable reduction in churn.”

Revenue from Lionsgate’s 17,000-title film and television library was $766 million for the trailing 12 months.

Fourth Quarter Segment Results

The Studio Business, composed of the Motion Picture and Television Production Segments, increased revenue by 30.8% to $658.3 million compared to $503.1 million in the prior year quarter. Segment profit increased 16.8% to $82.6 million compared to $70.7 million in the prior year quarter. Revenue and segment profit growth was driven by revenue growth at Television Production and continued cost control.

Motion Picture segment revenue decreased by 1.5% to $288.1 million compared to $292.4 million in the prior year quarter. Segment profit decreased 19.6% to $49.5 million compared to $61.6 million in the prior year quarter. Revenue and segment profit trends were driven by the timing of P&A spend and certain content deliveries, partially offset by the continued strength of the film & television library.

Television Production segment revenue increased by 75.7% to $370.2 million compared to $210.7 million in the prior year quarter. Segment profit increased 263.7% to $33.1 million compared to $9.1 million in the prior year quarter. Revenue and segment profit increases were driven by continued growth in content deliveries. Lionsgate Television had a record 14 new shows picked up to series in the fiscal year and went 15-for-15 in current series renewed for additional seasons.

Media Networks segment revenue decreased 5.2% to $380.2 million compared to $401.0 million in the prior year quarter. Excluding revenue from the Pantaya streaming service in the prior year quarter, Media Networks segment revenue decreased 2.2% year-over-year due to reductions in domestic linear revenue, partially offset by growth in domestic streaming revenue and STARZPLAY International revenue. Segment profit decreased 23.3% to $33.0 million compared to $43.0 million in the prior year quarter, driven by the decline in domestic linear revenue.

Total Media Networks global subscribers increased to 35.8 million including STARZPLAY Arabia, a non-consolidated equity method investee, driven by robust international and domestic streaming subscriber growth. Global streaming subscribers increased 47% year-over-year to 24.5 million. STARZPLAY International subscribers grew 88% year-over-year to 12.8 million.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2022 fourth quarter results at 5:00 PM ET/2:00 PM PT this afternoon, May 26. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website or via https://services.choruscall.com/links/lgf220526rX546qOw.html. A full replay will become available this evening by clicking the same link.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a 17,000-title library and a valuable collection of iconic film and television franchises. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for audiences worldwide.

###

For further information, investors should contact:
Nilay Shah

310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including: the potential effects of the COVID-19 global pandemic on the Company, and economic and business conditions; the potential effects of Russia's invasion of Ukraine on the Company, and economic and business conditions; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors set forth in Lionsgate’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 26, 2022. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/quarterly-results/2022.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2022	March 31, 2021
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$371.2	$528.7
Accounts receivable, net	442.2	383.7
Other current assets	244.7	274.3
Total current assets	1,058.1	1,186.7
Investment in films and television programs and program rights, net	3,013.6	2,222.7
Property and equipment, net	81.2	91.1
Investments	56.0	31.9
Intangible assets	1,440.2	1,575.1
Goodwill	2,764.5	2,764.5
Other assets	577.6	434.2
Total assets	$8,991.2	$8,306.2
LIABILITIES
Accounts payable and accrued liabilities	$585.8	$545.4
Participations and residuals	468.5	508.8
Film related and other obligations	951.1	385.0
Debt - short term portion	222.8	88.0
Deferred revenue	174.9	165.7
Total current liabilities	2,403.1	1,692.9
Debt	2,202.1	2,542.9
Participations and residuals	265.1	304.6
Film related and other obligations	729.0	318.5
Other liabilities	298.7	337.1
Deferred revenue	49.8	56.2
Deferred tax liabilities	38.8	40.3
Redeemable noncontrolling interest	321.2	219.1
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.3 shares issued (March 31, 2021 - 83.0 shares issued)	668.2	663.2
Class B non-voting common shares, no par value, 500.0 shares authorized, 142.0 shares issued (March 31, 2021 - 138.2 shares issued)	2,353.8	2,296.0
Accumulated deficit	(369.7)	(82.9)
Accumulated other comprehensive income (loss)	29.3	(83.3)
Total Lions Gate Entertainment Corp. shareholders' equity	2,681.6	2,793.0
Noncontrolling interests	1.8	1.6
Total equity	2,683.4	2,794.6
Total liabilities and equity	$8,991.2	$8,306.2

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$929.9	$876.4	$3,604.3	$3,271.5
Expenses
Direct operating	577.0	476.9	2,064.2	1,725.9
Distribution and marketing	227.7	234.6	861.0	719.3
General and administration	122.3	143.3	475.4	486.6
Depreciation and amortization	43.8	45.6	177.9	188.5
Restructuring and other	9.5	5.8	16.8	24.7
Gain on sale of Pantaya	—	(44.1)	—	(44.1)
Total expenses	980.3	862.1	3,595.3	3,100.9
Operating income (loss)	(50.4)	14.3	9.0	170.6
Interest expense	(45.9)	(46.4)	(176.0)	(181.5)
Interest and other income	1.4	3.5	30.8	5.8
Other expense	(4.6)	(2.2)	(10.9)	(6.7)
Loss on extinguishment of debt	—	—	(28.2)	—
Gain on investments	—	0.2	1.3	0.5
Equity interests loss	(1.6)	(0.9)	(3.0)	(6.1)
Loss before income taxes	(101.1)	(31.5)	(177.0)	(17.4)
Income tax provision	(6.8)	(10.3)	(28.4)	(17.1)
Net loss	(107.9)	(41.8)	(205.4)	(34.5)
Less: Net loss attributable to noncontrolling interests	3.3	4.1	17.2	15.6
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(104.6)	$(37.7)	$(188.2)	$(18.9)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.46)	$(0.17)	$(0.84)	$(0.09)
Diluted net loss per common share	$(0.46)	$(0.17)	$(0.84)	$(0.09)

Weighted average number of common shares outstanding:
Basic	225.2	221.2	224.1	220.5
Diluted	225.2	221.2	224.1	220.5

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(107.9)	$(41.8)	$(205.4)	$(34.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43.8	45.6	177.9	188.5
Amortization of films and television programs and program rights	449.0	336.2	1,567.7	1,189.8
Amortization of debt financing costs and other non-cash interest	13.4	14.2	50.5	44.8
Non-cash share-based compensation	22.5	29.0	100.0	89.0
Other amortization	21.0	21.5	92.5	73.2
Gain on sale of Pantaya	—	(44.1)	—	(44.1)
Loss on extinguishment of debt	—	—	28.2	—
Equity interests loss	1.6	0.9	3.0	6.1
Gain on investments	—	(0.2)	(1.3)	(0.5)
Deferred income taxes	(4.2)	3.4	(1.7)	3.4
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	(103.7)	0.2	(256.9)	133.9
Investment in films and television programs and program rights, net	(476.2)	(632.0)	(2,211.7)	(1,616.7)
Accounts payable and accrued liabilities	18.6	40.5	1.4	32.7
Participations and residuals	(15.0)	9.2	(71.3)	(49.1)
Program rights and other film obligations	39.7	27.7	64.9	(64.9)
Deferred revenue	(73.7)	29.9	1.3	47.9
Net Cash Flows Used In Operating Activities	(171.1)	(159.8)	(660.9)	(0.5)
Investing Activities:
Proceeds from the sale of Pantaya	—	—	123.6	—
Proceeds from the sale of other investments	1.5	(1.0)	1.5	4.1
Investment in equity method investees and other	(3.1)	—	(14.0)	(0.2)
Distributions from equity method investees	7.2	—	7.2	—
Acquisition of assets (film library and related assets)	—	—	(161.4)	—
Increase in loans receivable	—	—	(4.3)	—
Capital expenditures	(11.0)	(9.3)	(33.1)	(35.0)
Net Cash Flows Used In Investing Activities	(5.4)	(10.3)	(80.5)	(31.1)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	310.0	40.0	2,448.4	200.0
Debt - repurchases and repayments	(318.5)	(56.7)	(2,693.9)	(267.6)
Production and related loans - borrowings, net of debt issuance costs	300.8	173.3	1,043.2	392.5
Production and related loans - repayments	(31.0)	(1.1)	(256.1)	(53.0)
IP Credit Facility and other financing advances, net of debt issuance costs	(1.4)	—	210.2	—
IP Credit Facility and other financing repayments	(11.2)	—	(91.5)	—
Interest rate swap settlement payments	(7.0)	(6.9)	(28.5)	(22.3)
Repurchase of common shares	—	—	—	(2.2)
Distributions to noncontrolling interest	(0.3)	(0.5)	(1.5)	(3.4)
Exercise of stock options	0.7	1.6	4.2	1.6
Tax withholding required on equity awards	(0.4)	(0.7)	(35.1)	(7.7)
Net Cash Flows Provided By Financing Activities	241.7	149.0	599.4	237.9
Net Change In Cash, Cash Equivalents and Restricted Cash	65.2	(21.1)	(142.0)	206.3
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.1	(1.7)	(2.1)	4.2
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	319.3	551.5	528.7	318.2
Cash, Cash Equivalents and Restricted Cash - End Of Period	$384.6	$528.7	$384.6	$528.7

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.
Studio Business:
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through OTT platforms and Distributors and on a direct-to-consumer basis through the Starz App and (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. Through March 31, 2021, Media Networks also included Other Streaming Services, which represented primarily our formerly majority owned premium Spanish language streaming services business, Pantaya. The Company sold its interest in Pantaya on March 31, 2021.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$288.1	$292.4	$1,185.3	$1,081.1
Television Production	370.2	210.7	1,531.0	831.8
Total Studio Business	658.3	503.1	2,716.3	1,912.9
Media Networks	380.2	401.0	1,536.2	1,562.7
Intersegment eliminations	(108.6)	(27.7)	(648.2)	(204.1)
	$929.9	$876.4	$3,604.3	$3,271.5
Gross contribution
Studio Business:
Motion Picture	$72.8	$87.9	$356.0	$401.8
Television Production	44.5	20.4	124.1	126.3
Total Studio Business	117.3	108.3	480.1	528.1
Media Networks	56.0	71.8	243.2	383.4
Intersegment eliminations	(6.4)	0.4	(2.7)	(14.1)
	$166.9	$180.5	$720.6	$897.4
Segment general and administration
Studio Business:
Motion Picture	$23.3	$26.3	$93.1	$106.2
Television Production	11.4	11.3	40.2	42.7
Total Studio Business	34.7	37.6	133.3	148.9
Media Networks	23.0	28.8	88.0	93.9
	$57.7	$66.4	$221.3	$242.8
Segment profit
Studio Business:
Motion Picture	$49.5	$61.6	$262.9	$295.6
Television Production	33.1	9.1	83.9	83.6
Total Studio Business	82.6	70.7	346.8	379.2
Media Networks	33.0	43.0	155.2	289.5
Intersegment eliminations	(6.4)	0.4	(2.7)	(14.1)
Total segment profit	$109.2	$114.1	$499.3	$654.6
Corporate general and administrative expenses	(26.6)	(36.7)	(97.1)	(113.7)
Adjusted OIBDA(1)	$82.6	$77.4	$402.2	$540.9
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, charges related to Russia's invasion of Ukraine, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months and years ended March 31, 2022 and 2021. The Media Networks segment results of operations for the three months and years ended March 31, 2021 included our formerly majority owned premium Spanish language streaming services business, Pantaya (representing substantially all of Other Streaming Services). We sold our interest in Pantaya on March 31, 2021.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$349.7	$365.0	$1,428.9	$1,446.9
STARZPLAY International	30.5	23.6	107.3	65.5
Other Streaming Services	—	12.4	—	50.3
	$380.2	$401.0	$1,536.2	$1,562.7
Media Networks gross contribution:
Starz Networks	$95.0	$119.3	$384.2	$506.4
STARZPLAY International	(39.0)	(45.8)	(141.0)	(121.7)
Other Streaming Services	—	(1.7)	—	(1.3)
	$56.0	$71.8	$243.2	$383.4
Media Networks general and administration:
Starz Networks	$16.3	$20.5	$63.7	$68.0
STARZPLAY International	6.7	5.7	24.3	18.3
Other Streaming Services	—	2.6	—	7.6
	$23.0	$28.8	$88.0	$93.9
Media Networks segment profit (loss):
Starz Networks	$78.7	$98.8	$320.5	$438.4
STARZPLAY International	(45.7)	(51.5)	(165.3)	(140.0)
Other Streaming Services	—	(4.3)	—	(8.9)
	$33.0	$43.0	$155.2	$289.5

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The table below sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services.

	As of				As of
	6/30/20	9/30/20	12/31/20	3/31/21	6/30/21	9/30/21	12/31/21	3/31/22
	(Amounts in millions)
Starz Domestic
Linear Subscribers	11.6	11.5	11.5	10.9	10.4	10.2	9.9	9.5
OTT Subscribers	7.4	9.2	9.5	10.0	9.7	10.4	11.0	11.5
Total	19.0	20.7	21.0	20.9	20.1	20.6	20.9	21.0
STARZPLAY International
Linear Subscribers	2.0	1.9	1.9	1.9	1.8	1.8	1.8	1.8
OTT Subscribers	1.4	1.9	2.4	4.9	5.2	5.7	6.7	11.0
Total	3.4	3.8	4.3	6.8	7.0	7.5	8.5	12.8
Total Starz
Linear Subscribers	13.6	13.4	13.4	12.8	12.2	12.0	11.7	11.3
OTT Subscribers	8.8	11.1	11.9	14.9	14.9	16.1	17.7	22.5
Total Starz	22.4	24.5	25.3	27.7	27.1	28.1	29.4	33.8
STARZPLAY Arabia(1)	1.8	1.8	1.8	1.8	1.8	1.9	2.0	2.0
Total Domestic and International Subscribers(2)	24.2	26.3	27.1	29.5	28.9	30.0	31.4	35.8

Subscribers by Platform:
Linear Subscribers	13.6	13.4	13.4	12.8	12.2	12.0	11.7	11.3
OTT Subscribers(2)(3)	10.6	12.9	13.7	16.7	16.7	18.0	19.7	24.5
Total Global Subscribers(2)	24.2	26.3	27.1	29.5	28.9	30.0	31.4	35.8
___________________
(1)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(2)Due to the March 31, 2021 sale of Pantaya, total domestic and international subscribers, OTT subscribers and total global subscribers amounts have been adjusted from amounts previously reported to exclude Pantaya for all periods presented in order to be consistent with the presentation at March 31, 2022. Subscribers of Pantaya through March 31, 2021 are presented below:

	As of
	6/30/20	9/30/20	12/31/20	3/31/21
	(Amounts in millions)
Pantaya (all OTT)	0.8	0.8	0.9	0.9
(3)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefit) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as charges related to Russia's invasion of Ukraine, and the gain on sale of Pantaya on March 31, 2021), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefit include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), less insurance recoveries on prior shareholder litigation.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded thru the receipt of the tax credit. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow. The adjustment for insurance recoveries on prior shareholder litigation is to exclude the non-recurring one-time receipt included in cash flows from operating activities that is associated with prior litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains or losses (such as charges related to Russia's invasion of Ukraine, and the gain on sale of Pantaya on March 31, 2021), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on noncontrolling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Operating income (loss)	$(50.4)	$14.3	$9.0	$170.6
Gain on sale of Pantaya(1)	—	(44.1)	—	(44.1)
Adjusted depreciation and amortization(2)	10.3	11.4	43.0	44.3
Restructuring and other(3)	9.5	5.8	16.8	24.7
COVID-19 related charges (benefit)(4)	(1.4)	14.9	(3.4)	67.5
Programming and content charges(5)	36.9	—	36.9	—
Charges related to Russia's invasion of Ukraine(6)	5.9	—	5.9	—
Adjusted share-based compensation expense(7)	22.5	28.3	100.0	85.5
Purchase accounting and related adjustments(8)	49.3	46.8	194.0	192.4
Adjusted OIBDA	$82.6	$77.4	$402.2	$540.9
___________________
(1)Represents the gain before income taxes on the sale of the Company's majority interest in Pantaya on March 31, 2021.
(2)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Depreciation and amortization	$43.8	$45.6	$177.9	$188.5
Less: Amount included in purchase accounting and related adjustments	(33.5)	(34.2)	(134.9)	(144.2)
Adjusted depreciation and amortization	$10.3	$11.4	$43.0	$44.3

(3)Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$0.8	$3.3	$4.6	$14.8
Accelerated vesting on equity awards	—	0.7	—	3.5
Total severance costs	0.8	4.0	4.6	18.3
COVID-19 related charges included in restructuring and other(b)	0.1	1.3	1.1	3.0
Transaction and related costs(c)	8.6	0.5	11.1	3.4
	$9.5	$5.8	$16.8	$24.7
_______________________
(a)Severance costs were primarily related to restructuring activities in connection with cost-saving initiatives.
(b)Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs costs associated with the COVID-19 global pandemic.
(c)Transaction and related costs in the three months and years ended March 31, 2022 and 2021 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(4)In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, certain incremental costs were incurred and expensed, as presented in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
COVID-19 related charges (benefit) included in:
Direct operating expense(a)	$(1.4)	$14.1	$(3.6)	$50.6
Distribution and marketing expense(b)	—	0.8	0.2	16.9
	$(1.4)	$14.9	$(3.4)	$67.5
_______________________
(a)Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In fiscal 2021, these charges also included film impairment due to changes in performance expectations resulting from circumstances associated with the COVID-19 global pandemic. In the three months and fiscal year ended March 31, 2022, insurance recoveries exceeded the incremental costs expensed in the periods, resulting in a net benefit included in direct operating expense.
(b)Amounts reflected in distribution and marketing expense primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit.
We expect to incur additional incremental costs related to the COVID-19 global pandemic in future periods, especially if there is a continued spread of recent and new variants. The Company is in the process of seeking additional insurance recovery for some of the costs already incurred and expects to seek insurance recovery for any additional incremental costs. The ultimate amount of insurance recovery cannot be estimated at this time.
(5)In the fourth quarter of the fiscal year ended March 31, 2022, we performed a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. As a result, we recorded certain programming and content charges of $36.9 million in fiscal 2022, which are reflected in the "programming and content charges" line item above, and included in direct operating expense in the consolidated statement of operations.

(6)Amounts represent charges related to Russia's invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statements of operations.
(7)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Total share-based compensation expense	$22.5	$29.0	$100.0	$89.0
Less: Amount included in restructuring and other(a)	—	(0.7)	—	(3.5)
Adjusted share-based compensation	$22.5	$28.3	$100.0	$85.5
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(8)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$—	$0.4	$1.0
General and administrative expense	15.8	12.6	58.7	47.2
Depreciation and amortization	33.5	34.2	134.9	144.2
	$49.3	$46.8	$194.0	$192.4

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(104.6)	$(37.7)	$(188.2)	$(18.9)
Adjusted share-based compensation expense	22.5	28.3	100.0	85.5
Gain on sale of Pantaya	—	(44.1)	—	(44.1)
Restructuring and other	9.5	5.8	16.8	24.7
COVID-19 related charges (benefit)	(1.4)	14.9	(3.4)	67.5
Programming and content charges	36.9	—	36.9	—
Charges related to Russia's invasion of Ukraine	5.9	—	5.9	—
Purchase accounting and related adjustments(1)	49.3	46.8	194.0	191.9
Loss on extinguishment of debt	—	—	28.2	—
Insurance recoveries on prior shareholder litigation and net gain on investments and other	—	(0.2)	(26.7)	(0.5)
Tax impact of above items(2)	(26.3)	(19.3)	(72.3)	(78.6)
Deferred tax valuation allowance(3)	29.7	12.6	35.5	2.8
Noncontrolling interest impact of above items	(8.5)	(6.8)	(31.3)	(24.7)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$13.0	$0.3	$95.4	$205.6

Reported Basic EPS	$(0.46)	$(0.17)	$(0.84)	$(0.09)
Impact of adjustments on basic earnings per share	0.52	0.17	1.27	1.02
Adjusted Basic EPS	$0.06	$0.00	$0.43	$0.93

Reported Diluted EPS	$(0.46)	$(0.17)	$(0.84)	$(0.09)
Impact of adjustments on diluted earnings per share	0.52	0.17	1.26	1.01
Adjusted Diluted EPS	$0.06	$0.00	$0.42	$0.92

Adjusted weighted average number of common shares outstanding:
Basic	225.2	221.2	224.1	220.5
Diluted	230.6	226.7	229.4	222.7
_________________________
(1)Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.
(3)Represents an adjustment for the net (benefit) charge from a net (decrease) increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS USED IN OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
	(Unaudited, amounts in millions)
Net Cash Flows Used In Operating Activities(1)	$(171.1)	$(159.8)	$(660.9)	$(0.5)
Capital expenditures	(11.0)	(9.3)	(33.1)	(35.0)
Net borrowings under and (repayment) of production and related loans:
Production loans	259.9	53.4	685.8	220.7
Production tax credit facility	9.9	118.8	101.3	118.8
Insurance recoveries on prior shareholder litigation	—	—	(22.7)	—
Adjusted Free Cash Flow	$87.7	$3.1	$70.4	$304.0

________________
(1)Cash flows used in operating activities for the three months and year ended March 31, 2022 includes a net use of cash of approximately ($25.5) million and ($151.4) million, respectively from the monetization of trade accounts receivable programs (three months and year ended March 31, 2021 - net benefit of approximately $23.0 million and $46.4 million, respectively).